EXHIBIT "C-1"

                    Advance Request Form
                   (Revolving Credit Loan)

                    ADVANCE REQUEST FORM


   TO:    TEXAS COMMERCE BANK, NATIONAL ASSOCIATION
          2200 Ross Avenue
          Post Office Box 660197
          Dallas, Texas   75266-0197
          Attention:  R. Britt Langford

   Gentlemen:

     The undersigned is an officer of EL CHICO RESTAURANTS, INC., a Texas corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 21, 1993, between the Borrower and Texas Commerce Bank, National Association, a national banking association (the "Lender") (such Loan Agreement, as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Loan Agreement").
   All terms defined in the Loan Agreement shall have the same meaning herein.

     In accordance with the Loan Agreement, the Borrower hereby (check whichever is applicable):

     ____ 1.   Requests that the Lender make a Prime Rate Advance in
   the amount set forth in item (d) below; or

     ____ 2.   Requests that the Lender make a Eurodollar Advance in
   the amount set forth in item (d) below, having an Interest Period of (check whichever is applicable):

     _____     one month
     _____     two months
     _____     three months
     _____     six months

     In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies to the Lender that the following statements are true and correct:

          (i)  The representations and warranties contained in
        Article VIII of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

          (ii) No Default has occurred and is continuing or would result from the Advance requested hereunder.

          (iii) The amount of the Advance requested hereunder, when added to all outstanding Advances, will not exceed the Applicable Committed Sum.

          (iv) All information supplied below is true, correct, and complete as of the date hereof.

           Advance or Credit Request Information

     (a)  Outstanding principal amount of Advances..$_____________
     (b)  Applicable Committed Sum . . . . ........ $_____________
     (c)  Net Availability for Advances:
            [Line (b) minus Line (a)]...............$_____________
     (d)  Amount of Requested Advance. . .......... $_____________
     (e)  Date of Requested Advance..................______, 19___

                              BORROWER:

                              EL CHICO RESTAURANTS, INC.



                              By:
                                 Name:
                                 Title:




Dated as of:   __________________
[insert date of
Requested Advance]



FILE: ADREQR